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Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 9, 2004, except with respect to Note U, as to which the date is February 17, 2004 and Note A, as to which the date is July 9, 2004 relating to the consolidated financial statements of BellSouth Corporation, which appears in BellSouth Corporation's Current Report on Form 8-K dated July 30, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                      /s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
November 2, 2004

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Consent of Independent Registered Public Accounting Firm